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                                                                   EXHIBIT 3.1.1

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION

                                       OF

                               FOUNTAIN VIEW, INC.

                  Fountain View, Inc., (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, hereby does certify as follows:

                  1. This Corporation was originally incorporated under the name "Fountain View Management, Inc.", and the original Certificate of Incorporation of this Corporation was filed with the Secretary of State of Delaware on July 14, 1997 (the "Original Certificate of Incorporation").

                  2. On October 2, 2001, the Corporation filed a petition in the United States Bankruptcy Court for the Central District of California, Los Angeles Division (the "Bankruptcy Court") seeking relief under Chapter 11 of the United States Bankruptcy Code, 11 U.S.C. Section 101-1130 (the "Bankruptcy Code").

                  3. This Amended and Restated Certificate of Incorporation was duly adopted pursuant to a plan of reorganization confirmed by an order of the Bankruptcy Court on July 10, 2003 in accordance with Section 303 of Title 8 of the General Corporation Law of the State of Delaware.

                  4. This Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") restates and integrates and further amends the Original Certificate of Incorporation, as heretofore amended or supplemented.

                  5. The Certificate of Incorporation of this Corporation shall be amended and restated to read in full as follows:

                  FIRST: The name of this Corporation is Fountain View, Inc.

                  SECOND: The address of the Corporation's registered office in the State of Delaware is 9 East Loockerman Street, Suite 1B, Dover, Kent County, Delaware 19901. The name of the Corporation's registered agent at such address is National Registered Agents, Inc..

                  THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which Corporations may be organized under the Delaware General Corporation Law.

                  FOURTH: A description of each class and series of stock of the Corporation and the voting rights, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof is as follows:

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                  1.       Capital Stock. The Corporation shall have two classes
of capital stock (the "Capital Stock"): Common Stock, $0.01 par value per share (the "Common Stock"), and Preferred Stock, $0.01 par value per share (the "Preferred Stock").

                                    (a) Number of Shares. The total authorized
                  number of shares of each class of Capital Stock is (i) 1,500,000 shares of Common Stock and (ii) 1,000,000 shares of Preferred Stock, of which 15,000 shares have been designated "Series A Preferred Stock".

                                    (b) Preferred Stock. The Preferred Stock may
                  be issued from time to time in one or more series. The Board of Directors of the Corporation (the "Board") is hereby authorized, within the limitations and restrictions stated in this Amended and Restated Certificate of Incorporation ("Certificate of Incorporation"), to determine or alter the rights, preferences, powers, privileges and the restrictions, qualifications and limitations granted to or imposed upon any wholly unissued series of Preferred Stock, and the number of shares constituting any such series and the designation thereof; to increase or decrease the number of shares constituting any such series; and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such series as are then issued and outstanding, and if any series shall be so decreased, the shares then constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

                                    (c) Prohibition of Non-Voting Capital Stock.
                  Notwithstanding anything to the contrary set forth in this Certificate of Incorporation, the Corporation shall not issue any nonvoting equity securities to the extent prohibited by
                  Section 1123 of the Bankruptcy Code; provided, however, that this subsection 1(c) of this Article FOURTH (i) will have no further force and effect beyond that required under Section 1123 of the Bankruptcy Code, (ii) will have such force and effect, if any, only for so long as such section of the Bankruptcy Code is in effect and applicable to the Corporation, and (iii) in all events may be amended or eliminated in accordance with such applicable law as from time to time may be in effect.

                  2.       Dividends and Other Distributions.

                                    (a) Dividends on the Series A Preferred
                  Stock.

                                             (i)      Subject to the rights of
                           series of Preferred Stock which may from time to time come into existence, the holders of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board, out of funds legally available therefor, a dividend at the annual rate of 12% of the Base Amount (as hereinafter defined) of each share of Series A Preferred Stock from and including the date of issuance of such share to and including the day on which the Liquidation Value (as

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                           hereinafter defined) of such share is paid. Such
                           dividends shall accrue from day to day, whether or not earned or declared, on each issued and outstanding share of Series A Preferred Stock, and shall be cumulative. The date on which the Corporation initially issues any share of Series A Preferred Stock will be deemed to be its "date of issuance" regardless of the number of times transfer of such share is made on the stock records of the Corporation and regardless of the number of certificates which may be issued to evidence such share, provided, however, that all shares of Series A Preferred Stock issued prior to the first Dividend Reference Date (as hereinafter defined) shall be deemed, for purposes of this Subsection (a), to have been issued on March 27, 1998.

                                             (ii)     If declared by the Board,
                           dividends on each share of Series A Preferred Stock shall be paid on each March 31, commencing March 31, 2004 (the "Dividend Reference Dates"), while such share is outstanding.

                                             (iii)    Any dividends that accrue
                           on any share of Series A Preferred Stock during the period ending upon such Dividend Reference Date that are not paid on such Dividend Reference Date and that have not previously been added to the Base Amount of such share shall automatically be added to the Base Amount of such share and will remain a part thereof until such dividends are paid, at which time the Base Amount shall be reduced by such payment.

                                             (iv)     The "Base Amount" of any
                           share of Series A Preferred Stock as of a particular date shall be an amount equal to the sum of $1,000.00 plus any unpaid dividends on such share added to the Base Amount of such share as provided above and not thereafter paid.

                                    (b) Dividends on Common Stock. The holders
                  of record of Common Stock shall be entitled to receive such dividends ratably as may from time to time be declared by the Board out of funds legally available therefor.

                  3.       Voting Rights.

                  Subject to the rights of series of Preferred Stock which may from time to time come into existence, at every meeting of the stockholders (or for actions by written consent of stockholders), except as otherwise required by law, on all matters to be voted on by the stockholders of the Corporation, the following provisions shall apply:

                                    (a) Voting as a Single Class. Except as
                  otherwise required by law, the holders of the Common Stock and Series A Preferred Stock shall vote together as a single class on all matters presented to the stockholders.

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                                    (b) Voting by Series A Preferred Stock. In
                  any matter to be voted on by the holders of the Series A Preferred Stock, each holder of Series A Preferred Stock shall have one tenth of one vote for each such share held by such holder.

                                    (c) Voting by Common Stock. In any matter to
                  be voted on by the holders of the Common Stock, each holder of Common Stock shall have one vote for each such share held by such holder.

                  4.       Liquidation.

                                    (a) Series A Preferred Stock. Subject to the
                  rights of any series of Preferred Stock which may from time to time come into existence, upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of Series A Preferred Stock shall be entitled, before any distribution or payment is made upon any shares of Common Stock, to be paid in cash, in respect of each share of Series A Preferred Stock held by such holder, an amount equal to the Base Amount of such share on such date, plus all unpaid dividends accrued on such share from the previous Dividend Reference Date through the close of business on the date of payment (the "Liquidation Value"). If upon such liquidation, dissolution or winding up, the assets to be distributed among the holders of the shares of Series A Preferred Stock shall be insufficient to permit payment to the holders thereof of such amounts, then all of the assets of the Corporation then remaining and legally available for distribution shall be distributed ratably among the holders of the shares of Series A Preferred Stock.

                                    (b) Common Stock. Upon any liquidation,
                  dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment in full of the Liquidation Value of the Series A Preferred Stock and the liquidation value of any other series of Preferred Stock which may from time to time come into existence, the holders of the Common Stock shall be entitled to receive ratably all remaining assets of the Corporation to be distributed among them, based upon the number of shares of Common Stock held by each such holder.

                  5.       Redemption of Series A Preferred Stock.

                                    (a) Redemption Upon Initial Public Offering.

                                             (i)      Promptly after the closing
                           of an underwritten, initial public offering of the Corporation's Common Stock for cash pursuant to a registration statement under the Securities Act of 1933, as amended, the Corporation shall redeem, out of funds legally available therefor, all outstanding shares of the Series A Preferred Stock by paying in cash to the holders thereof an amount equal to the Liquidation Value thereof. Such payment shall be made to the record holders of the Series A Preferred

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                           Stock and shall be accompanied by written notice
                           specifying the number of shares that are being redeemed from each holder.

                                             (ii)     If the funds legally
                           available to redeem shares of Series A Preferred Stock under this Section 5(a) of this Article FOURTH are insufficient to redeem all of the outstanding shares of Series A Preferred Stock at any time, the Corporation shall redeem the maximum number of shares of Series A Preferred Stock that the Corporation has funds legally available therefor on a pro rata basis among all of the holders of Series A Preferred Stock according to the number of shares of Series A Preferred Stock owned by each holder, and shall quarterly thereafter redeem the maximum number of shares of Series A Preferred Stock that the Corporation has funds legally available therefor on a pro rata basis among all of the holders of Series A Preferred Stock according to the number of shares of Series A Preferred Stock then owned by each holder.

                                             (iii)    Promptly after each holder
                           of Series A Preferred Stock has received payment of the Liquidation Value thereof, such holder shall surrender certificates evidencing the Series A Preferred Stock so redeemed, and shall thereupon be entitled to receive a replacement certificate for any shares of Series A Preferred Stock not redeemed.

                                             (iv)     After any payment under
                           this Section 5(a) of this Article FOURTH, the redeemed shares of Series A Preferred Stock shall be cancelled on the Corporation's records and shall cease to be outstanding.

                                    (b) Redemption at Corporation's Option.

                                             (i)      The Corporation may at any
                           time, at its option, redeem some or all shares of Series A Preferred Stock, out of funds legally available therefor, at a price per share equal to the Liquidation Value as of the date of redemption. Such redemption shall be made by paying such amount to the record holders of the Series A Preferred Stock and shall be accompanied by written notice specifying the number of shares that are being redeemed from each holder. All such redemptions shall be pro rata among the holders of Series A Preferred Stock according to the number of shares of Series A Preferred Stock owned by each holder.

                                             (ii)     Promptly after each record
                           holder of Series A Preferred Stock has received payment of the Liquidation Value thereof pursuant to this Section 5(b) of this Article FOURTH, such holder shall surrender certificates evidencing the Series A Preferred Stock so redeemed, and shall thereupon be entitled to receive a replacement certificate for any shares of Series A Preferred Stock not redeemed.

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                                             (iii)    After any payment under
                           this Section 5(b) of this Article FOURTH, the redeemed shares of Series A Preferred Stock shall be cancelled on the Corporation's records and shall cease to be outstanding.

                           (c)      Mandatory Redemption.

                                    (i)      The Corporation shall, on the first
         business day following May 1, 2010 (or, if the Corporation's Senior Subordinated Secured Increasing Rate Notes due 2008 have not then been paid in full, immediately after the date on which such Notes have been paid in full), redeem all shares of Series A Preferred Stock then outstanding, out of funds legally available therefor, at a price per share equal to the Liquidation Value as of the date of redemption. Such redemption shall be made by paying such amount to the record holders of the Series A Preferred Stock and shall be accompanied by written notice specifying the number of shares that are being redeemed from each holder. In the event the funds legally available to redeem shares of Series A Preferred Stock are insufficient to redeem all of the outstanding shares of Series A Preferred Stock, the Corporation shall redeem the maximum number of shares of Series A Preferred Stock that the Corporation has funds legally available therefor on a pro rata basis among the holders of Series A Preferred Stock and shall quarterly thereafter redeem the maximum number of shares of Series A Preferred Stock that the Corporation has funds legally available therefor on a pro rata basis among the holders of Series A Preferred Stock, at the then applicable Liquidation Value. All such redemptions shall be pro rata among the holders of Series A Preferred Stock.

                                    (ii)     Promptly after each record holder
         of Series A Preferred Stock has received payment of the Liquidation Value thereof pursuant to this Section 5(c) of this Article FOURTH, such holder shall surrender certificates evidencing the Series A Preferred Stock so redeemed, and shall thereupon be entitled to receive a replacement certificate for any shares not redeemed.

                                    (iii) After any payment under this
         Section 5(c) of this Article FOURTH, the redeemed shares shall be canceled on the Corporation's records and shall cease to be outstanding.

                  6. No Conversion Rights for Series A Preferred Stock. The holders of the Series A Preferred Stock shall not have any rights to convert such shares into shares of any other class or series of stock or into any other securities of, or any other interest in, the Corporation.

                  7. No Sinking Fund. No sinking fund shall be established for the retirement or redemption of the Series A Preferred Stock.

                  8. No Other Rights. The Series A Preferred Stock shall not have any designations, preferences, or relative, participating, optional, or other special rights, except as set forth in this Certificate of Incorporation or as otherwise required by law.

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                  FIFTH: Following the date the Corporation first has a class of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended, no action required or permitted to be taken at any annual or special meeting of the stockholders of the Corporation may be taken by written consent without a meeting, except by a written consent signed by all stockholders of the Corporation entitled to vote thereon.

                  SIXTH:

                  1. Elections of Directors need not be by ballot unless the By-Laws of the Corporation shall so provide.

                  2. The business and affairs of the Corporation shall be managed by or under the direction of the Board.

                  3. Unless a greater vote requirement in any matter is provided in this Certificate of Incorporation or the By-Laws, the affirmative vote of a majority of the Directors present and acting at a duly constituted meeting at which a majority of the entire Board is present and acting, is sufficient for all action of the Board.

                  4. Any action required or permitted to be taken by the Board may be taken without a meeting if all members of the Board consent in writing to the adoption of resolutions authorizing the action.

                  5. The Board shall have the power to adopt, amend or repeal the By-Laws of the Corporation.

                  SEVENTH: The Board shall have that number of Directors set out in the By-Laws of the Corporation as adopted or as set from time to time by a duly adopted amendment thereto by the Directors or stockholders of the Corporation.

                  EIGHTH: The Corporation shall have perpetual existence.

                  NINTH:

                  1. The personal liability of the Directors of the Corporation is hereby eliminated to the fullest extent permitted by paragraph
(7) of subsection (b) of Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

                  2. The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall

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continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

                  3. The right to indemnification conferred by this Article NINTH shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition upon receipt by the Corporation of an undertaking by or on behalf of the person receiving advancement to repay the amount advanced if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation under this Article NINTH.

                  4. Neither any amendment nor repeal of this Article NINTH, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article NINTH, shall eliminate or reduce the effect of this Article NINTH in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article NINTH, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

                  TENTH:

                  1. To the fullest extent permitted by the General Corporation Law of the State of Delaware and subject to Section 2 of this Article TENTH, this Certificate of Incorporation may be amended by the Board, with respect to corrections not affecting the rights, preferences and privileges of the Corporation's stockholders.

                  2. The Corporation reserves the right to amend and repeal any provision contained in this Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware. All rights herein conferred are granted subject to this reservation.

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                  IN WITNESS WHEREOF, Fountain View, Inc., has caused this
Restated Certificate of Incorporation to be signed by Roland Rapp its Secretary, this 14th day of August, 2003.

                                             FOUNTAIN VIEW, INC.

                                             By: \s\ Roland Rapp
                                                 -------------------------------
                                                 Roland Rapp
                                                 Secretary

[FVI Amended and Restated Certificate of Incorporation]

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